UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2004

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 16, 2004, Wave Systems Corp. (“Wave”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which Wave sold and issued 5,484,790 shares of Class A Common Stock, par value $.01 per share (the “Common Shares”), to certain purchasers who are parties to the Purchase Agreement (the “Purchasers”) for an aggregate purchase price of $5,759,030.  The Common Shares were priced at $1.05.  The Common Shares were drawn-down off of a shelf registration statement which was filed by Wave on April 15, 2004 and declared effective by the Securities and Exchange Commission (the “SEC”) on May 10, 2004.  The Purchase Agreement is attached hereto as Exhibit 10.1.

Corpfin Inc. (the “Placement Agent”), had entered into a placement agency agreement with Wave in which they agreed to act as placement agent in connection with the offering.  The Placement Agent is using its best efforts to introduce us to selected institutional investors who will purchase Common Shares.  The Placement Agent has no obligation to buy any Common Shares from us.  We have agreed to pay the Placement Agent a fee equal to 4.0% of the gross proceeds of this offering.  The applicable Placement Agency Agreement was filed as Exhibit 10.5 to a Current Report on Form 8-K that Wave filed on August 3, 2004.

On December 17, 2004, Wave issued a press release announcing the transaction. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits.

Exhibit 10.1	Form of Securities Purchase Agreement, dated as of December 16, 2004, by and among Wave and the Purchasers.
Exhibit 10.2	Placement Agency Agreement, dated as of May 25, 2004, by and between Wave and Corpfin Inc. (Incorporated by reference to Exhibit 10.5 of Wave’s Form 8-K filed on August 3, 2004).
Exhibit 99.1	Press Release of Wave, dated December 17, 2004, announcing the block sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague
Steven Sprague
Chief Executive Officer
Dated: December 17, 2004

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Form of Securities Purchase Agreement, dated as of December 16, 2004, by and among Wave and the Purchasers.
Exhibit 10.2	Placement Agency Agreement, dated as of May 25, 2004, by and between Wave and Corpfin Inc. (Incorporated by reference to Exhibit 10.5 of Wave’s Form 8-K filed on August 3, 2004).
Exhibit 99.1	Press Release of Wave, dated December 17, 2004, announcing the block sale.